UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2025
___________
VIPER ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.,
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On January 30, 2025, Viper Energy, Inc. (“Viper” or the “Company”) and Viper Energy Partners LLC (the “Operating Company”), as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, L.P. (“Seller”) and 1979 Royalties, LP and 1979 Royalties GP, LLC (together, the “Endeavor Subsidiaries”), as seller parties, each of which is a subsidiary of the Company’s parent, Diamondback Energy, Inc. (“Diamondback”). The Drop Down Purchase Agreement provided for the acquisition by the Operating Company of all of the issued and outstanding equity interests of the Endeavor Subsidiaries under the terms and conditions of such agreement (the “Drop Down”). The Drop Down Purchase Agreement was previously reported by Viper in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2025 (the “January 2025 8-K”). The description of the Drop Down Purchase Agreement is qualified in its entirety by reference to the actual agreement filed by Viper as Exhibit 2.1 to the January 2025 8-K, and such description and the full agreement are incorporated by reference into this Current Report on Form 8-K (this “report”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2025, Viper and the Operating Company completed the Drop Down for total consideration consisting of (i) $1.0 billion in cash and (ii) the issuance to Seller (the “Equity Issuance”) of 69,626,640 units representing limited liability company interests in the Operating Company (“OpCo Units”) and an equivalent number of shares of Viper’s Class B common stock, par value $0.000001 per share (“Class B Common Stock”), subject to transaction costs and certain customary post-closing adjustments. The OpCo Units and shares of Class B Common Stock issued at the closing of the Drop Down are exchangeable from time to time for Viper’s Class A common stock, par value $0.000001 per share (“Class A Common Stock”) (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock). Class A Common Stock and Class B Common Stock are collectively referred to in this report as the “Common Stock.”

The mineral and royalty interests acquired by the Operating Company in the Drop Down represent approximately 22,847 net royalty acres in the Permian Basin (the “Endeavor Mineral and Royalty Interests”), approximately 69% of which are currently operated by Diamondback. Viper funded the cash consideration for the Drop Down with proceeds from its previously reported underwritten public offering of shares of Class A Common Stock completed on February 3, 2025 (the “2025 Equity Offering”) and borrowings under the Operating Company’s revolving credit facility.

The Drop Down was approved by (i) Viper’s audit committee comprised of all independent directors and the full board of directors, in each case, on January 30, 2025, and (ii) the majority of the Company’s stockholders, other than Diamondback and its subsidiaries, at the special meeting of the Company’s stockholders held on May 1, 2025 (the “Special Meeting”). At the Special Meeting, Viper’s stockholders also approved the Equity Issuance, as required under the rules of The Nasdaq Stock Market LLC. The description of the Special Meeting, the proposals voted on at the Special Meeting and the voting results on such proposals are set forth in more detail in Item 5.07 below.

Immediately following the completion of the Drop Down, Diamondback beneficially owned approximately 53.7% of Viper’s outstanding Common Stock (or approximately 52% of such outstanding Common Stock, on a fully diluted basis after giving effect to the outstanding option to purchase shares of Class B Common Stock held by Tumbleweed Royalty IV, LLC), based on 131,083,704 shares of Class A Common Stock and 157,458,390 shares of Class B Common Stock outstanding as of close of business on May 1, 2025. In addition, Diamondback (i) so long as Diamondback and its subsidiaries collectively beneficially own at least 25% of the outstanding Common Stock, has an existing right, set forth in Viper's certificate of incorporation, to nominate up to three directors to Viper's board of directors (currently comprised of eight directors, with two directors currently serving as Diamondback’s designees) and (ii) provides general and administrative services to Viper and its subsidiaries, including the services of Viper’s executive officers and other employees, under the existing services and secondment agreement, dated as of November 2, 2023. Additional information regarding material relationships between Viper and its affiliates, including its directors and executive officers, and Diamondback and its affiliates, including their beneficial ownership of Common Stock, are included in Viper’s definitive proxy statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, which information is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Equity Issuance set forth in Item 2.01 of this report is incorporated by reference into this Item 3.02. The Equity Issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 4(a)(2) thereunder, because such issuance did not involve a public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the Drop Down and the Equity Issuance completed on May 1, 2025, Viper, in its capacity as the sole managing member of the Operating Company, admitted Seller as an additional member under the Third Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of October 1, 2025, as supplemented on February 14, 2025 and May 1, 2025 solely to update ownership of the OpCo Units reflected on Exhibit A thereto (the “Third OpCo LLC Agreement”). Except for the updates to Exhibit A on May 1, 2025, as described in this Item 5.03, no other changes were made to the Operating Company’s existing limited liability company agreement.

The foregoing description of the Third OpCo LLC Agreement is qualified in its entirety by reference to the text of the Third OpCo LLC Agreement, a copy of which is filed as Exhibit 3.1 to this report (solely to reflect the updated Exhibit A thereto) and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As discussed above, on May 1, 2025, Viper held the Special Meeting to consider certain proposals related to the Drop Down.

As of the close of business on March 26, 2025, the record date for the Special Meeting, there were 219,154,828 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting (consisting of 131,323,078 shares of Class A Common Stock and 87,831,750 shares of Class B Common Stock, of which 133,723,375 shares of Common Stock were held by Viper stockholders, other than Diamondback and its subsidiaries (collectively, “Unaffiliated Stockholders”)). At the Special Meeting, the holders of a total of 198,662,512 shares of Common Stock, representing approximately 90.65% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were present in person or represented by proxy at the Special Meeting, constituting a quorum. The Drop Down Proposal (described below) was approved by the affirmative vote of the holders of a majority of the Unaffiliated Stockholders entitled to vote at the Special Meeting (meaning that of the outstanding number of shares of Common Stock held by Unaffiliated Stockholders as of the record date, a majority of such shares voted in favor of the Drop Down Proposal). In addition, the Equity Issuance Proposal, described below, was approved by the affirmative vote of a majority of the votes cast on such proposal at the Special Meeting, present in person or represented by proxy, including, for the avoidance of doubt, by Diamondback and its subsidiaries.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is described in more detail in the Company’s definitive proxy statement on Schedule DEFM 14A filed with the SEC on March 31, 2025.

1.Drop Down Proposal: To approve the acquisition by the Operating Company of all of the issued and outstanding equity interests of the Endeavor Subsidiaries pursuant to the Drop Down Purchase Agreement.

For (Unaffiliated Stockholders)	Against	Abstain	Non-Votes	Uncast (Diamondback and Subsidiaries)
112,857,940	61,072	312,047	—	85,431,453

2.Equity Issuance Proposal: To approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the Equity Issuance.

For	Against	Abstain	Non-Votes
198,272,753	74,825	314,934	—

Since the Drop Down Proposal and the Equity Issuance Proposal were each approved by the requisite vote of the Company’s stockholders, the proposal to adjourn the Special Meeting to a later date or time to solicit additional votes on the Drop Down Proposal or the Equity Issuance Proposal was not submitted to a stockholder vote at the Special Meeting as such adjournment was not necessary.

Item 7.01 Regulation FD Disclosure.

On May 1, 2025, the Company issued a press release announcing the closing of the Drop Down. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired

The information required by Item 9.01(a) of this report, including the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and December 31, 2023, is incorporated by reference from the Company’s definitive proxy statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, which audited statements of revenues and direct operating expenses were included in such filing beginning on page F-1 thereof.

(b) Pro forma financial information

The information required by Item 9.01(b) of this report, including the unaudited pro forma condensed combined financial statements of the Company and related notes thereto, as adjusted to give effect to transaction adjustments for (i) the Endeavor Mineral and Royalty Interests, (ii) the funding of the purchase price for the Drop Down, including with a portion of the proceeds from the 2025 Equity Offering, and (iii) the impacts of the previously completed significant acquisitions not reflected in the Company’s historical consolidated financial statements for the year ended December 31, 2024, is incorporated by reference from the Company’s definitive proxy statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, which pro forma financial statements and related notes thereto were included in such filing under the heading “Viper Energy, Inc. Unaudited Pro Forma Condensed Combined Financial Statements.”

(c) Exhibits

Number	Description
2.1#
Equity Purchase Agreement, dated as of January 30, 2025, by and among Endeavor Energy Resources, LP, as seller, 1979 Royalties LP and 1979 Royalties GP, LLC, as companies, Viper Energy Partners LLC, as buyer, and Viper Energy, Inc., as parent (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-36505, filed by the Company with the SEC on January 30, 2025).

3.1*	Third Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of October 1, 2024 (containing the updated Exhibit A as of May 1, 2025).
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Ryder Scott Company, L.P.
99.1**	Press Release, dated May 1, 2025, entitled “Viper Energy, Inc. Announces Closing of Drop Down Transaction.”
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.
**	Furnished herewith.
#	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	May 5, 2025

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary